UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On August 26, 2019 SWK Products Holdings LLC (“SWK Products”), a Delaware corporation and wholly-owned subsidiary of SWK Holdings Corporation (“SWK” or the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”), by and among Enteris BioPharma, Inc., a Delaware corporation (“Enteris”), SWK Products, SWK Acquisition Sub Inc., a Delaware corporation and wholly-owned Subsidiary of SWK Products (“Merger Sub”), EBP Holdco LLC, a Delaware limited liability company and owner of 100% of the equity interests of Enteris (“Seller”), and Victory Park Credit Opportunities, L.P., Victory Park Credit Opportunities Intermediate Fund, L.P., VPC Fund II, L.P. and VPC Intermediate Fund II (Cayman), L.P. (collectively, the owners of Seller), whereby Merger Sub was merged with and into Enteris, with Enteris continuing as the surviving entity in the Merger. In addition, Enteris and Seller will share milestone and royalty proceeds of the Non-Exclusive License Agreement between Enteris and Cara Therapeutics, Inc. (“Cara”) and Seller will receive profits arising from milestones and royalties associated with the out-licensing of three of Enteris’ wholly-owned pharmaceutical development candidates.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2019 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2019 and the year ended December 31, 2018 are based on the separate historical financial statements of SWK and Enteris after giving effect to the acquisition and the assumptions and preliminary pro forma adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet presents the Company’s historical financial position combined with Enteris as if the acquisition had occurred on June 30, 2019. The unaudited pro forma condensed combined statements of operations are presented as if the acquisition had occurred on January 1, 2018 and combines the historical results of the Company and Enteris for the six months ended June 30, 2019 and for year ended December 31, 2018. The historical financial results have been adjusted to give effect to pro forma events that are directly attributable to the acquisition, factually supportable, and with respect to the statement of operations, expected to have a continuing impact on the combined results of the companies.

The unaudited pro forma condensed combined financial statements included herein use the acquisition method of accounting, with the Company treated as the acquirer. The preliminary purchase price for the Enteris acquisition was approximately $36.3 million. The pro forma adjustments are based on currently available information and upon assumptions that the Company believes are reasonable under the circumstances. A final determination of the purchase price and allocation thereof to the assets and the liabilities of Enteris has not been made and, therefore, the allocation reflected in the unaudited pro forma condensed combined financial statements should be considered preliminary and is subject to the completion of a more comprehensive valuation of the assets and liabilities of Enteris. The final determination of the purchase price and allocation thereof could differ from the pro forma information included herein. Amounts preliminarily allocated to intangible assets, property, plant and equipment, inventory, and goodwill may change significantly, and amortization methods and useful lives may differ from the assumptions that have been used in this unaudited pro forma condensed combined financial information, any of which could result in a material change in operating expenses.

The unaudited pro forma condensed combined statements of operations are provided for illustrative purposes only. The unaudited pro forma condensed combined statements of operations are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the acquisition been completed as of the date indicated or that may be achieved in the future and should not be taken as representative of future consolidated results of operations or financial condition of the Company. Furthermore, no effect has been given in the unaudited pro forma condensed combined statements of operations for synergistic benefits and potential cost savings, if any, that may be realized through the combination of the companies or the costs that may be incurred in integrating their operations.

The unaudited pro forma condensed combined statements of operations should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements, the historical consolidated financial statements of the Company and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2019, and the historical financial statements of Enteris and accompanying notes for the years ended December 31, 2018, and 2017, and the interim periods ended June 30, 2019 and 2018 included in Exhibit 99.1 and Exhibit 99.2, respectively, to this Amendment No. 1 to Current Report on Form 8-K/A.

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2019

(dollars in thousands)

	Historical
	SWK	Enteris	Pro Forma Adjustments	Note	Pro Forma Combined

Assets
Current assets:
Cash and cash equivalents	$27,373	$151	$(20,039)	2(g)	$7,485
Interest receivable	2,179	—	—		2,179
Accounts receivable, net	—	245	—		245
Inventory	—	90	—		90
Prepaid expenses and other current assets	570	322	(19)	2(d)	873
Total current assets	30,122	808	(20,058)		10,872

Property and equipment, net	—	820	495	2(a)	1,315
Goodwill	—	7,762	(3,674)	2(b)	4,088
Finance receivables, net	169,156	—	—		169,156
Intangible assets and patents, net	—	13,639	19,361	2(c)	33,000
Corporate debt securities	498	—	—		498
Deferred tax asset	20,899	—	—		20,899
Warrant assets	3,993	—	—		3,993
Right of use asset	—	—	400	2(d)	400
Other assets	—	50	—		50
Total assets	$224,668	$23,079	$(3,476)		$244,271

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$1,305	$1,397	$(170)	2(i)	$2,532
Warrant liability	28	—	—		28
Deferred revenue	—	287	—		287
Tax liability	—	3	—		3
Loans payable	—	2,730	(2,730)	2(e)	—
Lease liability - short term	—	—	205	2(d)	205
Other liabilities	—	24	(2)	2(e)	22
Total current liabilities	1,333	4,441	(2,697)		3,077

Lease liability - long term	—	—	194	2(d)	194
Deferred tax liability	—	—	236	2(j)	236
Contingent consideration	—	—	16,250	2(h)	16,250
Total liabilities	1,333	4,441	13,983		19,757

Commitments and contingencies
Stockholders’ equity:
Common stock	13	—	—	2(f)	13
Preferred stock	—	—	—	2(f)	—
Additional paid-in capital	4,431,891	43,630	(43,630)	2(f)	4,431,891
Accumulated deficit	(4,208,569)	(24,992)	26,171	2(f)	(4,207,390)
Total stockholders’ equity	223,335	18,638	(17,459)		224,514
Total liabilities and stockholders’ equity	$224,668	$23,079	$(3,476)		$244,271

 The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the six months ended June 30, 2019

(in thousands except per share amounts)

	Historical
	SWK	Enteris	Pro Forma Adjustments	Note	Pro Forma Combined
Revenues:
Finance receivable interest income, including fees	$15,045	$—	$—		$15,045
Pharmaceutical revenue	—	4,644	—		4,644
Other	2	—	—		2
Total revenues	15,047	4,644	—		19,691

Costs and expenses:
Cost of revenue	—	1,763	—		1,763
Research and development	—	100	—		100
Provision for credit losses	609	—	—		609
Interest expense	180	139	(139)	3(b)	180
General and administrative	2,593	2,870	779	3(a,c,d,e)	6,242
Total costs and expenses	3,382	4,872	640		8,894
Other income (expense), net
Unrealized net gain (loss) on warrants	1,006	—	—		1,006
Income (loss) before provision for income taxes	12,671	(228)	(640)		11,803
Provision for income taxes	1,785	—	—		1,785
Consolidated net income (loss)	$10,886	$(228)	$(640)		$10,018
Net income per share
Basic	$0.84				$0.78
Diluted	$0.84				$0.78
Weighted Average Shares
Basic	12,903				12,903
Diluted	12,906				12,906

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Combined Statement of Operations

For the year ended December 31, 2018

(in thousands except per share amounts)

	Historical
	SWK	Enteris	Pro Forma Adjustments	Note	Pro Forma Combined
Revenues:
Finance receivable interest income, including fees	$25,978	$—	$—		$25,978
Pharmaceutical revenue	—	3,744	—		3,744
Other	12	16	—		28
Total revenues	25,990	3,760	—		29,750

Costs and expenses:
Cost of revenue	—	3,339	—		3,339
Research and development	—	143	—		143
Provision for credit losses	6,179	—	—		6,179
Impairment expense	7,875	—	—		7,875
Interest expense	160	48	(48)	3(b)	160
General and administrative	4,883	4,482	1,976	3(a,e)	11,341
Total costs and expenses	19,097	8,012	1,928		29,037
Other income (expense), net
Equity investment losses	(1,035)	—	—		(1,035)
Unrealized net gain (loss) on derivatives	484	—	—		484
Gain (loss) on sale (write off) of investments	(105)	—	—		(105)
Income (loss) before provision for income taxes	6,237	(4,252)	(1,928)		57
Provision for income taxes	42	6	—		48
Consolidated net income (loss)	$6,195	$(4,258)	$(1,928)		$9
Net income (loss) per share
Basic	$0.47				$0.00
Diluted	$0.47				$0.00
Weighted Average Shares
Basic	13,051				13,051
Diluted	13,054				13,054

 The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(All amounts in thousands, unless otherwise noted.)

1.	Description of Transaction and Basis of Presentation

On August 26, 2019 (the “closing date”), SWK Products completed the acquisition of Enteris. As a result, Enteris became a wholly-owned subsidiary of SWK.

As contemplated by the Agreement and Plan of Merger, dated as of August 26, 2019 (the “Merger Agreement”), the aggregate consideration in exchange for Enteris becoming a wholly-owned subsidiary of SWK was $21.5 million (the “Closing Cash Consideration”), subject to (i) certain adjustments with respect to Enteris’ total indebtedness, cash, net working capital balances at the closing of the Merger, and transaction expenses and (ii) the deduction of a portion of the Merger Consideration, which was deposited into an escrow fund as partial security for the Enteris equity holders’ indemnification obligations under the Merger Agreement. In addition to the Closing Cash Consideration were earn-outs related to profits generated through Enteris’ licensing agreement with Cara Therapeutics, Inc. and from milestones and royalties associated with the out-licensing of three of Enteris’ wholly-owned pharmaceutical development candidates. SWK transaction costs related to the acquisition were expensed as incurred and are not included in the calculation of consideration transferred.

The Agreement and Plan of Merger was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by SWK Holdings Corporation with the Securities and Exchange Commission (“SEC”) on August 27, 2019.

The historical consolidated financial information has been adjusted in the accompanying pro forma information to give effect to unaudited pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the results of operations of the combined company. The pro forma adjustments are preliminary and have been made solely for the purpose of providing pro forma information prepared in accordance with the rules and regulations of the SEC.

The unaudited pro forma information is based on, and should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements and in conjunction with the following:

•	separate audited historical consolidated financial statements of SWK as of and for the year ended December 31, 2018, and the related notes included in SWK’s Annual Report on Form 10-K for the year ended December 31, 2018;
•	separate unaudited historical condensed consolidated financial statements of SWK as of and for the six months ended June 30, 2019, and the related notes included in SWK’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019;
•	separate audited historical financial statements of Enteris as of and for the year ended December 31, 2018 and the related notes thereto incorporated by reference within Exhibit 99.1 in this Form 8-K/A; and
•	separate unaudited historical financial statements of Enteris as of and for the six months ended June 30, 2019 and the related notes thereto incorporated by reference within Exhibit 99.2 in this Form 8-K/A.

The pro forma information has been prepared for illustrative purposes only and is not necessarily indicative of the operating results or financial position that SWK and Enteris would have achieved had the companies been combined during the periods presented in the pro forma information and is not intended to project the future results of operations that the combined company may achieve after the acquisition. The actual results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined statements of operations do not reflect any potential cost savings or synergies that may be realized as a result of the acquisition and also do not reflect any restructuring or integration-related costs to achieve those potential cost savings or synergies. The unaudited pro forma condensed combined statements of operations do not reflect any adjustments from the implementation of ASC 606 or 842 due to their immateriality.

The following table summarizes the preliminary estimated allocation of the purchase price to the net assets acquired as of August 26, 2019:

Assets acquired
Cash	$334
Accounts receivable	145
Inventory	274
Prepaid expenses and other current assets	121
Property and equipment	1,179
Intangible assets	33,000
Right of use lease asset	348
Other assets	50
Total assets acquired	$35,451

Liabilities assumed
Accounts payable	$255
Accrued expenses and other current liabilities	1,360
Deferred revenue	385
Deferred tax liability	1,415
Right of use lease liability	348
Total liabilities assumed	3,763

Net assets acquired	31,688
Merger consideration	36,289
Goodwill attributable to the merger	$4,601

2.	Notes to Unaudited Pro Forma Condensed Balance Sheet

(a)	Represents the acquisition accounting adjustment for the preliminary estimated fair value of acquired property and equipment.
(b)	Represents the adjustment necessary to reflect the preliminary estimated goodwill associated with the acquisition.
(c)	Represents the acquisition accounting adjustment for the preliminary estimated fair value of acquired intangible assets, as follows:

Intangible assets	Estimated Asset Fair Value (in thousands)	Estimated Useful Life (in years)
Cara Licensing Agreement	$31,500	10
In-Process Research and Development	1,000	NA
Trade Names and Trademarks	250	10
Customer Relationships	250	10
	$33,000

(d)	Enteris adopted ASU 2016-02, “Leases” (Topic 842) on August 26, 2019. The historical balance sheet of Enteris as of June 30, 2019 does not reflect this adoption. Enteris was not required to adopt ASU 2016-02 until January 1, 2020. The $0.4 million Right-of-Use asset and $0.2 million and $0.2 million of short term and long-term portion of Right-of-Use Liabilities, respectively, represent the impacts on the balance sheet as if ASU 2016-02 had been adopted as of June 30, 2019.
(e)	Represents the elimination of the historical debt of Enteris as it was extinguished using the Closing Cash Consideration.
(f)	Reflects the elimination of Enteris’ historical equity balances.
(g)	Represents the cash adjustment as calculated below:

Total purchase price	$36,289

Contingent consideration	16,250
Debt repaid	3,606
Transaction fees	3,060
Cash paid to sellers	13,373
Total cash adjustment	$20,039

(h)	Represents the liability for contingent acquisition consideration related to the earn-out provisions.
(i)	Represents the elimination of accrued legal expenses incurred in conjunction with the transaction.
(j)	Represents acquisition accounting adjustment for the preliminary deferred tax liability associated with the transaction of $1.4 million, offset by the release of the valuation allowance of $1.2 million.

3.	Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

(a)	Represents the adjustments to record elimination of historical amortization expense related to identifiable intangible assets and depreciation related to personal property. The amortization of intangible assets is based on the periods over which the economic benefits of the intangible assets are expected to be realized. The depreciation of personal property is based on the remaining useful lives as of the acquisition date.
(b)	Represents the elimination of interest expense on the credit facility.
(c)	Represents the elimination of $0.2 million in accrued legal transaction expenses.
(d)	Represents the elimination of expenses incurred by SWK in conjunction with the transaction.
(e)	Refer to the below reconciliation for adjustments to General and Administrative

	Pro Forma (in thousands)
	Six Months Ended	Year Ended
	June 30, 2019	December 31, 2018

Reversal of Enteris historical intangible amortization	$(687)	$(1,401)
Amortization of acquired intangible assets	1,600	3,200
Total adjustments to amortization expense	913	1,799

Removal of Enteris historical depreciation	(88)	(175)
Depreciation of acquired personal property	175	352
Total adjustments to depreciation expense	87	177

Total amortization and depreciation expense	1,000	1,976

Removal of Enteris accrued legal transaction costs	(170)	—
Removal of SWK transaction costs	(51)	—
Total general and administrative adjustment	$779	$1,976